Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

RWT Holdings, Inc.

Sponsor

Redwood Residential Acquisition Corporation
Seller

Sequoia Residential Funding, Inc.

Depositor

Sequoia Mortgage Trust 2013-7

 Issuing Entity

$446,331,000 (Approximate)

Preliminary Term Sheet

May 13, 2013

Wilmington Trust, National Association

Trustee

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

RBS Securities Inc.
Underwriter and Lead Manager and Sole Bookrunner

This is an indicative Term Sheet. All terms and statements are subject to change.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The depositor has filed a registration statement (including a prospectus and a form of prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and a form of prospectus supplement in that registration statement and other documents the depositor has filed with the SEC for important information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-884-2071.

The registration statement to which this offering relates is Commission File Numbers 333-185882 and 333-185882-01. This free writing prospectus is not required to, and does not, contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The investment described in this free writing prospectus is a structured financial product. These securities are complex instruments intended for sale only to sophisticated investors who understand and assume the risks involved with the purchase thereof. The risks associated with the securities may significantly reduce an investor's expected yield and expected return of principal, and/or reduce an investor's ability to sell or obtain market value information about the securities. Investors should independently evaluate the risks associated with the securities and consult their own professional advisors. These risks may include, but may not be limited to:

•	The performance of the collateral may be correlated to economic or other factors that may diminish the value of the securities.

•	The performance of the collateral and the value of the securities may be largely dependent on the quality of the origination and servicing of the collateral.

•	Ratings issued on the securities by rating agencies may fail to predict the risks associated with the securities, and may be reduced or withdrawn by the rating agencies without warning.

•	The value of the securities may be diminished by market conditions unrelated to the performance of the securities.

None of the issuing entity, the depositor, or any of its affiliates prepared, provided, approved, or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity, the depositor, or its affiliates.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached stating that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) the issuing entity, the depositor or the underwriter makes no representation that these materials are accurate or complete and may not be updated or (3) these materials may be confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Offered Certificates: $446,331,000 (Approximate)

Class	Expected Initial Class Principal / Notional Amount ($)(1)	Expected Ratings ([Fitch/KBRA/S&P])	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
A-1	$211,939,000	[AAAsf/AAA(sf)/ AAA(sf)]	[2.500] (2)	[4.90]	[6/13 – 2/35]	[6.55]%	$100,000	Senior
A-IO1(3)	$211,939,000	[AAAsf/AAA(sf)/ AAA(sf)]	[0.500] (4)	N/A	N/A	N/A	$1,000,000	Notional/Senior
A-2	$211,939,000	[AAAsf/AAA(sf)/ AAA(sf))]	[3.000] (5)	[4.90]	[6/13 – 2/35]	[6.55]%	$100,000	Senior
A-IO2(6)	$423,878,000	[AAAsf/AAA(sf)/ AAA(sf)]	[0.5635] (7)	N/A	N/A	N/A	$1,000,000	Notional/Senior
B-1	$8,165,000	[AAsf/AA(sf)/NR]	[3.5635] (8)	[8.81]	[6/13 – 4/28]	[4.75]%	$100,000	Subordinate
B-2	$7,711,000	[Asf/A(sf)/NR]	[3.5635] (8)	[8.81]	[6/13 – 4/28]	[3.05]%	$100,000	Subordinate
B-3	$6,577,000	[BBBsf/BBB(sf)/NR]	[3.5635] (8)	[8.81]	[6/13 – 4/28]	[1.60]%	$100,000	Subordinate

Non-Offered Certificates

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings ([Fitch/KBRA/S&P])	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
B-4	$2,494,000	[BBsf/BB(sf)/NR]	[3.5635] (8)					Subordinate
B-5	$4,763,656	[NR/NR/NR]	[3.5635] (8)	Not Offered Hereby				Subordinate
R	$0	[NR/NR/NR]	N/A					Residual
LT-R	$0	[NR/NR/NR]	N/A					Residual

Information is preliminary and subject to final collateral and legal review. The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral. Investors should rely on the information contained in the final prospectus supplement.

(1)	The principal amounts and notional amounts presented in this term sheet are approximate and subject to a +/- 5% variance. Weighted average lives and principal windows with respect to the Offered Certificates assume prepayments occur at the pricing speed of 15% CPR, calculated from the Expected Investor Settlement Date, assuming the Offered Certificates pay on the 25th of the each month beginning in June 2013 and the clean-up call is not exercised.
(2)	The interest rate on the Class A-1 Certificates will be an annual rate equal to the lesser of (i) [_____]% and (ii) the Net WAC for such distribution date.
(3)	Notional amount. The Class A-IO1 Certificates will not be entitled to distributions of principal. The Class A-IO1 Certificates will accrue interest on a notional amount equal to the class principal amount of the Class A-1 Certificates immediately prior to such distribution date.
(4)	The interest rate on the Class A-IO1 Certificates will be an annual rate equal to the excess, if any, of (a) the lesser of the Net WAC and 3.00% over (b) the interest rate on the Class A-1 Certificates.
(5)	The interest rate on the Class A-2 Certificates will be an annual rate equal to the lesser of (i) [_____]% and (ii) the Net WAC for such distribution date.
(6)	Notional amount. The Class A-IO2 Certificates will not be entitled to distributions of principal. The Class A-IO2 Certificates will accrue interest on a notional amount equal to the aggregate class principal amount of the Class A-1 and Class A-2 Certificates immediately prior to such distribution date.
(7)	The interest rate on the Class A-IO2 Certificates will be an annual rate equal to the excess, if any, of the Net WAC for such distribution date over 3.00%.
(8)	Net WAC. Net WAC is an annual rate, expressed as a percentage, equal to the weighted average of the net mortgage rates of the mortgage loans as of the first day of the related due period, minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the trustee fee, the master servicing fee and amounts required to be paid by the master servicer from the master servicing fee), paid or reimbursed to the master servicer, the securities administrator and the trustee from the trust fund under the pooling and servicing agreement and the custodian under the custodial agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate stated principal balance of the mortgage loans, multiplied by (b) twelve.

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Issuer	Sequoia Mortgage Trust 2013-7

Title of Series	Sequoia Mortgage Pass-Through Certificates, Series 2013-7

Sponsor	RWT Holdings, Inc.

Seller	Redwood Residential Acquisition Corporation

Depositor	Sequoia Residential Funding, Inc.

Trustee	Wilmington Trust, National Association

Securities Administrator, Paying Agent, Certificate Registrar, and Authenticating Agent	Wells Fargo Bank, N.A.

Servicing Administrator	With respect to the mortgage loans serviced by Cenlar FSB, Redwood Residential Acquisition Corporation.

Master Servicer	Wells Fargo Bank, N.A.

Servicers	Cenlar FSB, approximately 96.06%; First Republic Bank, approximately 2.67% and PHH Mortgage Corporation, approximately 1.27%, each by aggregate stated principal balance.

Redwood Residential Acquisition Corporation will act as Servicing Administrator with respect to the mortgage loans serviced by Cenlar FSB.

Originators	Cole Taylor Bank, approximately 7.81%; PrimeLending, a PlainsCapital Company, approximately 6.72%; George Mason Mortgage, LLC, approximately 5.81% and WJ Bradley Mortgage Capital LLC, approximately 5.48%, each by aggregate stated principal balance. The remainder of the mortgage loans were originated by various mortgage lending institutions, each of which originated less than 5% of the mortgage loans by stated principal balance.

Custodian	Wells Fargo Bank, N.A.

Controlling Holder	At any time, the holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates is zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates, and may not be the depositor or the seller but may be the sponsor or an affiliate of the sponsor. If the Class Principal Amount of the Class B-4 Certificates is zero, then there is no longer a Controlling Holder.

Ratings	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”), and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”).

Fitch, KBRA and S&P will rate one or more classes of the Offered Certificates. It is expected that the Class A-1, Class A-2, Class A-IO1 and Class A-IO2 Certificates will be assigned the credit ratings from Fitch, KBRA, and S&P on page 3 of this Term Sheet and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will be assigned the credit ratings from Fitch and KBRA on page 3 of this Term Sheet.

Cut-off Date	The close of business on May 1, 2013.

Expected Closing Date	On or about May 23, 2013.

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Expected Investor Settlement Date	On or about May 23, 2013.

Distribution Dates	The 25th day of each month or if not a business day, the next succeeding business day, commencing in June 2013.

Accrual Period	For each Distribution Date, the calendar month preceding such Distribution Date, calculated on a 30/360 basis.

Residual Certificates	The Class R Certificates and Class LT-R Certificates.

Senior Certificates	The Class A-1, Class A-2, Class A-IO1 and Class A-IO2 Certificates.

Subordinate Certificates	The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Offered Certificates	The Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates will be offered.

Non-offered Certificates	The Class B-4, Class B-5, Class R and Class LT-R Certificates will not be offered.

The Mortgage Loans	595 fixed rate mortgage loans. 587 mortgage loans, representing approximately 98.78% of the mortgage pool by aggregate stated principal balance, have an original term to maturity of 30 years. Eight mortgage loans, representing approximately 1.22% of the mortgage pool by aggregate stated principal balance, have an original term to maturity of 20 years. Three mortgage loans (representing approximately 0.81% of the mortgage pool) by aggregate stated principal balance are interest-only mortgage loans, providing for payments of interest at the related mortgage rate, but no payments of principal, for a period of either ten years or 131 months following their origination.

All of the mortgage loans are secured by first liens on one- to four-family residential properties, condominiums, cooperative units, townhouses and planned unit developments.

Approximately 2.57% of the mortgage loans by aggregate stated principal balance require mortgagors to pay prepayment charges if, during the first five years after the origination of the mortgage loan, either (a) the mortgage loan is prepaid in full or (b) the total of all prepayments during any twelve month period exceeds twenty percent (20%) of the original principal balance of the mortgage loan. The amount of the prepayment charge is equal to the lesser of (i) a range of one-half percent to one percent (0.5%-1%) of the principal balance of the mortgage loan immediately prior to the prepayment or (ii) six months’ advance interest on the amount prepaid that exceeds the allowable twenty percent (20%) of the original principal balance, calculated at the interest rate in effect on the date of prepayment. Prepayment charges will not be allocable to certificateholders.

Fees and Expenses	Before distributions are made on the certificates, a monthly fee calculated as 0.25% annually on the principal balance of the related mortgage loans will be paid to the Servicers (the “Servicing Fee”), provided that in the case of mortgage loans serviced by Cenlar FSB, such fee will be allocated between Cenlar FSB and the Servicing Administrator. The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) calculated as 0.0188% annually on the principal balance of the mortgage loans and the Trustee will be paid a monthly fee (the “Trustee Fee”) calculated as 0.0012% annually on the principal balance of the mortgage loans. The servicing, master servicing and trustee fees will be deducted by each Servicer and the Master Servicer from interest collections, including liquidation proceeds and other proceeds from the mortgage loans, prior to remittance of funds to certificateholders. The Securities Administrator will be entitled to income earned on amounts on deposit in the distribution account. The Master Servicer will pay the fees of the Custodian and the Securities Administrator. The Master Servicer, the Securities Administrator, the Trustee and the Custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the certificates, subject to an aggregate annual cap of $300,000; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $125,000 annually.

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Net Mortgage Rate	With respect to any mortgage loan and any Distribution Date, the related mortgage rate as of the due date in the month preceding the month of such Distribution Date reduced by the Master Servicing Fee, the Trustee Fee and the Servicing Fee.

Net WAC	With respect to any Distribution Date, an annual rate, expressed as a percentage, equal to the weighted average of the Net Mortgage Rates of the mortgage loans as of the first day of the related due period, minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Trustee Fee, the Master Servicing Fee and amounts required to be paid by the Master Servicer from the Master Servicing Fee) paid or reimbursed to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under the pooling and servicing agreement and the Custodian under the custodial agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate stated principal balance of the mortgage loans, multiplied by (b) twelve.

Structure	Senior/subordinate, shifting interest.

Credit Enhancement	Credit enhancement for the Senior Certificates will be provided by a senior/subordinate, shifting interest structure. The Subordinate Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates.

Certificates	Ratings Fitch/KBRA /S&P	Bond Size	Initial Subordination
Class A-1	[AAAsf/AAA(sf)/AAA(sf)]	46.72%	6.55%
Class A-2	[AAAsf/AAA(sf)/AAA(sf)]	46.72%	6.55%
Class B-1	[AAsf/AA(sf)/NR]	1.80%	4.75%
Class B-2	[Asf/A(sf)/NR]	1.70%	3.05%
Class B-3	[BBBsf/BBB(sf)/NR]	1.45%	1.60%

Monthly Advances	The Servicers are generally obligated to advance delinquent payments of principal and interest (to the extent such advances are deemed recoverable), provided that for the mortgage loans serviced by Cenlar FSB, these advances will be funded by the Servicing Administrator. The Servicers (other than Cenlar FSB) and the Servicing Administrator will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

The Master Servicer, as successor servicer, will be obligated to make any required advance if a Servicer (other than Cenlar FSB) or the Servicing Administrator fails in its obligation to fund a required advance. The Master Servicer, the Servicers and the Servicing Administrator will be entitled to be reimbursed for any such advances from future payments and collections with respect to the mortgage loans for which they funded any such advances.

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Compensating Interest	Each Servicer (other than Cenlar FSB) and the Servicing Administrator will provide compensating interest for prepayment interest shortfalls that result from a borrower prepaying a mortgage loan in full or in part up to the amount of such Servicer’s Servicing Fee (or in the case of the Servicing Administrator, up to the aggregate amount of Cenlar FSB’s servicing fee and the Servicing Administrator’s fee) for the related month. If a Servicer (other than Cenlar FSB) or the Servicing Administrator fails to make a required payment in respect of such shortfalls, the Master Servicer will be obligated to pay any such shortfall, but only to the extent of the Master Servicing Fee.

Reimbursements of Modified Loans	The Servicers (other than Cenlar FSB) and the Servicing Administrator may be entitled to be reimbursed for related advances, if any, at the time of modification of any mortgage loan from collections with respect to other mortgage loans.

Class Principal Amount	For each class of certificates on any Distribution Date, an amount equal to the aggregate Certificate Principal Amounts of the certificates of that class immediately prior to such Distribution Date.

Certificate Principal Amount	For any certificate (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates), at the time of determination, the maximum specified dollar amount of principal to which the holder of the certificate is then entitled, that amount being equal to the initial principal amount set forth on the face of the certificate, as reduced by the amount of all principal distributions previously made with respect to that certificate, the principal portion of any Realized Losses previously allocated to that certificate and any Certificate Writedown Amount previously allocated to that certificate; provided, however, that on any Distribution Date on which a subsequent recovery is distributed, the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any Realized Loss amount previously allocated to that certificate to the extent not previously recovered and (ii) the principal portion of any subsequent recovery allocable to such certificate, after application (for this purpose) to more senior classes of certificates, and provided further that on any Distribution Date on which the aggregate stated principal balance of the mortgage loans exceeds the aggregate of the Certificate Principal Amounts of the certificates, such excess will be allocated to increase the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss has been previously allocated, sequentially in order of seniority, up to the principal amount of such Realized Loss to the extent not previously recovered.

Certificate Writedown Amount	The amount by which the aggregate Certificate Principal Amount of all the certificates (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the aggregate stated principal balance of the mortgage loans for the Distribution Date, which will be applied for each class of Subordinate Certificates in reverse order of their priority and, after the Credit Support Depletion Date, to the Class A Certificates.

Senior Percentage (Senior %)	For any Distribution Date and the Class A-1 and Class A-2 Certificates, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the preceding Distribution Date. The initial Senior Percentage will be approximately [93.45]%.

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Senior Prepayment Percentage	For any Distribution Date, the following:

Distribution Date occurring in the period	Senior Prepayment Percentage
June 2013-May 2018	100%
June 2018-May 2019	the Senior % plus 70% of the Subordinate %
June 2019-May 2020	the Senior % plus 60% of the Subordinate %
June 2020-May 2021	the Senior % plus 40% of the Subordinate %
June 2021-May 2022	the Senior % plus 20% of the Subordinate %
June 2022 and thereafter	the Senior %

provided, however, that there will be no reduction in the Senior Prepayment Percentage (other than as a result of a reduction in the Senior Percentage) on any Distribution Date unless the Step-Down Test is satisfied; and provided further, that if on any distribution date on or after the Distribution Date in June 2018, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date will again equal 100%.

If on any Distribution Date the allocation to the Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the Class Principal Amount of those certificates to below zero, the Senior Prepayment Percentage for that Distribution Date will be limited to the percentage necessary to reduce that Class Principal Amount to zero.

Subordinate Percentage (Subordinate %)	For any Distribution Date, the excess of 100% over the Senior Percentage on that Distribution Date. The initial Subordinate Percentage will be approximately [6.55]%.

Subordinate Prepayment Percentage	For any Distribution Date, the excess of 100% over the Senior Prepayment Percentage on that Distribution Date.

Class Subordination Percentage	For any Distribution Date and each class of Subordinate Certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate of the Class Principal Amounts of all classes of certificates (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date.

Step-Down Test	As to any Distribution Date, the test that will be satisfied if both of the following conditions are met: first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, REO Property or bankruptcy status) and any mortgage loans subject to a servicing modification within the 12 months prior to that Distribution Date, averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments or writedowns on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and second, cumulative Realized Losses on the mortgage loans plus, with respect to any mortgage loans that have been the subject of a servicing modification, any interest due on such mortgage loans that has been written off by the servicer, do not exceed:

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Distribution Date occurring in the period	Cumulative Realized Losses as a % of the original Aggregate Subordinate Class Principal Amounts
June 2018 – May 2019	20%
June 2019 – May 2020	25%
June 2020 – May 2021	30%
June 2021 – May 2022	35%
June 2022 and thereafter	40%

Realized Loss	An amount equal to:

(a) with respect to each liquidated mortgage loan, an amount (not less than zero or more than the stated principal balance of the mortgage loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the liquidated mortgage loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the due date as to which interest was last paid by the borrower up to the due date in the month in which liquidation proceeds are required to be distributed on the stated principal balance of such liquidated mortgage loan from time to time, minus (iii) the net liquidation proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the Net Mortgage Rate and to principal of the liquidated mortgage loan,

(b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related mortgaged property

(c) with respect to a mortgage loan that has been the subject of a servicing modification, any principal due on the mortgage loan that has been written off by the servicer and any principal forbearance amount,

Or

(d) with respect to each class of certificates, the amount by which the related Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Payment Priority	On each Distribution Date, the Available Distribution Amount in respect of the mortgage loans will be distributed in the following order of priority:

First, to the Class A-1, Class A-2, Class A-IO1 and Class A-IO2 Certificates, pro rata, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods;

Second, to the Class A-1 and Class A-2 Certificates, the Senior Principal Distribution Amount, pro rata in accordance with their respective Class Principal Amounts, until their Class Principal Amounts have been reduced to zero;

Third, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods, and then such class’s pro rata share (based on the Class Principal Amount of each class entitled thereto) or other share as described under “Subordinate Principal Distribution Amount” below of the Subordinate Principal Distribution Amount until the Class Principal Amount for such class has been reduced to zero, with both interest and principal being paid to one class before any payments are made to the next class.

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

On and after the Credit Support Depletion Date, the Senior Principal Distribution Amount will be distributed to the Class A-1 and Class A-2 Certificates, pro rata in accordance with their respective Class Principal Amounts.

Credit Support Depletion Date	The date on which the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.

Interest Distribution Amount	For each class of certificates on any Distribution Date, the current interest for that class on that Distribution Date as reduced by each such class’s share of Net Interest Shortfalls, which will be allocated to each class on a pro rata basis based on the amount of current interest payable to each such class.

Net Interest Shortfall	For any Distribution Date, the sum of (i) any Net Prepayment Interest Shortfalls for that Distribution Date and (ii) the amount of interest which would otherwise have been received with respect to any mortgage loan that was subject to a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state or local law.

Net Prepayment Interest Shortfall	For any Distribution Date, the amount by which a prepayment interest shortfall for the related due period exceeds the amount that a Servicer (other than Cenlar FSB), the Servicing Administrator and the Master Servicer are obligated to remit to cover such shortfall for such due date.

Prepayment Period	With respect to full principal prepayments on any mortgage loan serviced by Cenlar FSB and (i) each Distribution Date (other than the June 2013 Distribution Date), the period commencing on the 15th day of the month preceding the month in which the related Distribution Date occurs through the 14th day of the month in which the related Distribution Date occurs and (ii) the June 2013 Distribution Date, the period commencing on May 1, 2013 through June 14, 2013. With respect to partial principal prepayments on any mortgage loan serviced by Cenlar FSB and each mortgage loan serviced by First Republic Bank and any Distribution Date, the calendar month preceding the month in which the related Distribution Date occurs. With respect to each mortgage loan serviced by PHH Mortgage Corporation and any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the related Distribution Date occurs through the 1st day of the month in which the related Distribution Date occurs.

Senior Principal Distribution Amount

On each Distribution Date, the Available Distribution Amount remaining after payment of interest with respect to the Senior Certificates, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class A-1 and Class A-2 Certificates.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of:

(1)  the product of (a) the Senior Percentage and (b) the principal portion of the scheduled payment due on each mortgage loan in the mortgage pool on the related due date, whether or not received;

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

(2)  the product of (a) the Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period; (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3)  with respect to each mortgage loan that became a liquidated mortgage loan during the related Prepayment Period, the lesser of (a) the net liquidation proceeds allocable to principal and (b) the product of (i) the Senior Prepayment Percentage for that Distribution Date and (ii) the remaining principal balance of the mortgage loan at the time of liquidation; and

(4)  any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates.

If on any Distribution Date the allocation to the Class A-1 and Class A-2 Certificates of the Senior Principal Distribution Amount would reduce the aggregate Class Principal Amount of such certificates below zero, the distribution to such classes of certificates of the Senior Principal Distribution Amount of those amounts for that Distribution Date will be limited to the amount necessary to reduce the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates to zero.

In addition, until the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to [1.15]% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

In addition, until the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates is reduced to zero, if on any Distribution Date, the Subordinate Percentage for such Distribution Date is less than [6.55]%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Subordinate Principal Distribution Amount

The Subordinate Principal Distribution Amount for each Distribution Date is equal to the sum of:

(1) the product of (a) the Subordinate Percentage and (b) the principal portion of each related scheduled payment on each mortgage loan due during the related due period, whether or not received;

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

(2) the product of (a) the Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period, (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan that was purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3) with respect to unscheduled recoveries allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, the related net liquidation proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and

(4) any amounts described in clauses (1) through (3) above for any previous Distribution Date that remain unpaid.

Notwithstanding the above, with respect to any class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have a lower payment priority than that class is less than the Applicable Credit Support Percentage, no distribution of principal will be made to any such classes on that Distribution Date. Instead, the Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior classes of subordinate certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each class of Subordinate Certificates (other than the Class B-1 Certificates) if on any Distribution Date the Class Principal Amount of that class and the aggregate of the Class Principal Amounts of all classes of Subordinate Certificates which have a lower payment priority than that class is less than or equal to [1.15]% of the stated principal balance of the mortgage loans as of the closing date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such class or classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the Senior Principal Distribution Amount for such Distribution Date.

In addition, until the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates is reduced to zero, if on any Distribution Date the Subordinate Percentage for such Distribution Date is less than [6.55]%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributed on that Distribution Date and the Subordinate Principal Distribution Amount will be zero.

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

In addition, until the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to [1.15]% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Available Distribution Amount

With respect to any Distribution Date, the sum of the following amounts with respect to the mortgage loans: (i) all scheduled payments of interest (net of the Servicing Fees, the Trustee Fee and the Master Servicing Fee) and principal due during the related due period, together with any advances in respect thereof; (ii) insurance proceeds received during the related Prepayment Period; (iii) liquidation proceeds received during the related Prepayment Period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed monthly advances and servicing advances, if any); (iv) subsequent recoveries received during the related Prepayment Period; (v) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the mortgage loans during the related Prepayment Period, plus any amounts received from the related servicer (other than Cenlar FSB), the Servicing Administrator or the Master Servicer in respect of prepayment interest shortfalls on such mortgage loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by an originator or the seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the purchase price paid by the party exercising its right to purchase the mortgage loans and terminate the trust fund, if applicable;

Minus

(i) amounts applied to reimburse monthly advances and servicing advances previously funded and all charges and other amounts as to which the Servicers are entitled to be reimbursed pursuant to the servicing agreements; (ii) amounts applied to reimburse monthly advances and servicing advances previously funded as to which the Master Servicer or Servicing Administrator is entitled to be reimbursed pursuant to the pooling and servicing agreement or with respect to the Servicing Administrator, the Cenlar FSB servicing agreement; and (iii) an amount equal to all charges and other amounts payable or reimbursable (other than the Master Servicing Fee and the Trustee Fee) to the Master Servicer, the Securities Administrator and the Trustee under the pooling and servicing agreement and the Custodian under the custodial agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively and a maximum amount of $125,000 annually to be paid to the Trustee).

Applicable Credit Support Percentage

For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having lower payment priorities than that class. The approximate original Applicable Credit Support Percentages for each class of Subordinate Certificates on the date of issuance of such certificates are expected to be as follows:

Class	Approximate Applicable Credit Support Percentage
B-1	6.55%
B-2	4.75%
B-3	3.05%
B-4	1.60%
B-5	1.05%

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Allocation of Realized Losses	If a Realized Loss occurs on the mortgage loans (including a servicing modification resulting in a reduction of the outstanding principal amount of such mortgage loan or a principal forbearance), then, on each Distribution Date, the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-5 Certificates while those certificates are outstanding, then to the Class B-4 Certificates while those certificates are outstanding, then to the Class B-3 Certificates while those certificates are still outstanding, and so forth), and, second, to the Class A-1 and Class A-2 Certificates, on a pro rata basis. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

Sponsor’s Risk Retention	Consistent with the risk retention aspect of its business model, the Sponsor (or one or more of its affiliates) will initially retain at least the Class B-2, B-3, B-4, and B-5 Certificates for its investment portfolio. Once regulations governing sponsor/seller risk retention have been finalized and become effective, unless those regulations apply to Sequoia Mortgage Trust 2013-7 retroactively and require sponsors or sellers to retain a larger portion of the certificates than retained at that time, the Sponsor (or one or more of its affiliates) would not plan to increase its holdings of certificates as a response to the finalization of risk retention regulations. The Sponsor (or one or more of its affiliates) currently plans to retain these certificates as investments, however, it may or may not continue to retain all of these certificates in the future in accordance with investment and business considerations and objectives.

Dispute Resolution	In the event there is a dispute arising from an unresolved repurchase request for a potential violation of any representation or warranty made at the time of closing by an Originator or the Seller, as applicable, such Originator or the Seller has agreed to submit to binding arbitration by a non-affiliated third party to resolve the dispute.

Clean-up Call	On any date on which the total stated principal balance of the mortgage loans has declined to less than 10% of the initial total stated principal balance of the mortgage loans as of the Cut-Off Date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the Master Servicer will have the option to purchase all of the mortgage loans from the trust fund. The proceeds from such purchase will be distributed to the certificateholders in accordance with the Payment Priority.

Registration	The Offered Certificates will be issuable in book-entry form through DTC.

Federal Tax Treatment	The Securities Administrator, on behalf of the Trustee, will elect to treat all or a portion of the trust fund as one or more “real estate mortgage investment conduits” or “REMICs” for federal income tax purposes. The Class A-IO1 and Class A-IO2 Certificates will, and certain of the remaining Classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes.

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

ERISA Considerations

The Class A-1, Class A-2 and Class A-IO1 Certificates will be placed by an underwriter.  Each beneficial owner of Class A-1, Class A-2 and Class A-IO1 Certificates or any interest therein (and each beneficial owner of Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates or any interest therein that is placed by an underwriter) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor; (ii) it has acquired and is holding such certificates in reliance on the Underwriter Exemption, and it understands that there are certain conditions to the availability of the Underwriter Exemption, including that such certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Moody’s, Fitch, DBRS Limited or DBRS Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

SMMEA Treatment	The Class A-1, Class A-2, Class A-IO1, Class A-IO2 and Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) on the Closing Date because they will be rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency. However, to the extent that the SEC establishes alternative standards of creditworthiness to replace the credit rating requirement of SMMEA, it is possible that the Class A-1, Class A-2, Class A-IO1, Class A-IO2 and Class B-1 Certificates will not constitute “mortgage-related securities” for SMMEA from and after the effective date of such alternative standard, even if such classes retain the aforementioned ratings.

Stated Final Maturity Date	The Distribution Date in June 2043. The actual final Distribution Date could be substantially earlier.

Record Date	For any Distribution Date, the last business day of the calendar month preceding the related Distribution Date.

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Diligence Review of Mortgage Loans

The Sponsor, prior to including the mortgage loans in the mortgage pool, engaged two third-party loan review firms to conduct the review of the mortgage loans as summarized below.

Credit and Compliance Review

The third party review firms conducted a credit and compliance review of approximately 98% (by number of mortgage loans) of the mortgage loans. The review consisted of a review of the documentation in each Originator’s loan files relating to the creditworthiness of the borrowers, and an assessment of whether the characteristics of the mortgage loans and the borrowers reasonably conformed to the underwriting guidelines previously provided to the Sponsor. The third party review firms also reviewed exceptions to the underwriting guidelines that were permitted by each Originator and related compensating factors for those mortgage loans.

Appraisal Review

The third party review firms reviewed approximately 98% (by number of mortgage loans) of the appraisals for the mortgaged properties obtained in connection with the origination of the mortgage loans to assess compliance with the Originators’ appraisal guidelines and standards in effect at the time of origination. In some cases, the review included the review of a Collateral Desktop Analysis (CDA) to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Rights of Controlling Holder	The Controlling Holder will have the right, in its sole discretion, to pursue an action (a) in respect of an alleged breach by an Originator of a representation and warranty relating to the characteristics of the mortgage loans or (b) if any mortgage loan document required to be delivered to the Trustee or the Custodian is found to be missing or defective in any material respect and the originator does not cure such defect within the period specified in the related servicing agreement.

Default Oversight	The Master Servicer will have oversight over certain matters relating to the servicing of defaulted mortgage loans including, but not limited to, approving certain loan modifications, reviewing environmental reports relating to foreclosed properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO property and approving the release of the original borrower in connection with loan assumptions.

Substitution Amount	For any month in which an Originator substitutes one or more qualified substitute mortgage loans for one or more deleted mortgage loans as a result of a breach of a representation or warranty with respect to a mortgage loan, the amount by which the aggregate purchase price of all of the deleted mortgage loans exceeds the aggregate stated principal balance of the qualified substitute mortgage loans, together with one month’s interest at the Net Mortgage Rate.

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Collateral Summary
Statistics for the Mortgage Loans listed below are based on Stated Principal Balances as of the Cut-off Date.

		Minimum	Maximum

Stated Principal Balance:	$453,588,656	$221,975	$2,496,398

Number of Mortgage Loans:	595

30 Year Fixed Rate Percentage:	98.78%

20 Year Fixed Rate Percentage:	1.22%

Average Stated Principal Balance:	$762,334

Weighted Average Gross Mortgage Rate:	3.834%	3.250%	4.625%

Weighted Average Seasoning:	1 month	0 months	5 months

Weighted Average Original LTV Ratio:	66.03%	16.45%	80.00%

Weighted Average Original Combined LTV Ratio:	66.93%	16.45%	80.00%

Weighted Average Original Credit Score:	770	694	819

Weighted Average Original Debt-to-Income Ratio:	29.90%	3.20%	50.13%

Original Interest Only Loans Percentage:	0.81%

Weighted Average Original Term to Maturity:	359 months	240 months	360 months

Weighted Average Remaining Term to Maturity:	358 months	238 months	360 months

First Lien Percentage at Origination:	100%

Loans with Seconds at Origination:	7.81%

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Fixed 30 Year	587	448,070,757.64	98.78	763,323.27	3.838	770	66.09	66.95
Fixed 20 Year	8	5,517,898.61	1.22	689,737.33	3.469	780	61.53	65.33
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Range of Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
200,000.01 - 250,000.00	1	221,974.65	0.05	221,974.65	3.250	788	66.65	66.65
400,000.01 - 500,000.00	38	17,762,446.71	3.92	467,432.81	3.855	772	69.45	70.50
500,000.01 - 600,000.00	95	52,565,329.38	11.59	553,319.26	3.859	769	69.80	70.19
600,000.01 - 700,000.00	151	99,782,723.18	22.00	660,812.74	3.846	772	65.51	66.84
700,000.01 - 800,000.00	117	86,677,070.73	19.11	740,829.66	3.828	771	67.25	68.33
800,000.01 - 900,000.00	72	61,431,535.66	13.54	853,215.77	3.847	774	65.59	66.93
900,000.01 - 1,000,000.00	68	65,799,914.15	14.51	967,645.80	3.823	769	63.64	64.25
1,000,000.01 - 1,100,000.00	13	13,835,003.19	3.05	1,064,231.01	3.845	757	64.18	64.18
1,100,000.01 - 1,200,000.00	11	12,698,115.14	2.80	1,154,374.10	3.839	774	66.76	66.76
1,200,000.01 - 1,300,000.00	8	9,990,290.16	2.20	1,248,786.27	3.734	774	63.17	63.17
1,300,000.01 - 1,400,000.00	4	5,407,719.04	1.19	1,351,929.76	3.877	750	69.74	69.74
1,400,000.01 - 1,500,000.00	12	17,537,345.37	3.87	1,461,445.45	3.731	761	64.09	65.13
1,600,000.01 - 1,700,000.00	1	1,606,629.62	0.35	1,606,629.62	3.875	780	65.14	65.14
1,700,000.01 - 1,800,000.00	1	1,729,832.50	0.38	1,729,832.50	3.625	805	70.00	70.00
1,800,000.01 - 1,900,000.00	1	1,799,747.69	0.40	1,799,747.69	3.875	763	70.00	70.00
2,000,000.01 - 2,500,000.00	2	4,742,979.08	1.05	2,371,489.54	3.858	791	48.80	48.80
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Range of Stated Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
200,000.01 - 250,000.00	1	221,974.65	0.05	221,974.65	3.250	788	66.65	66.65
400,000.01 - 500,000.00	38	17,762,446.71	3.92	467,432.81	3.855	772	69.45	70.50
500,000.01 - 600,000.00	95	52,565,329.38	11.59	553,319.26	3.859	769	69.80	70.19
600,000.01 - 700,000.00	152	100,482,667.37	22.15	661,070.18	3.845	772	65.51	66.83
700,000.01 - 800,000.00	117	86,776,259.99	19.13	741,677.44	3.827	771	67.13	68.21
800,000.01 - 900,000.00	71	60,632,402.21	13.37	853,977.50	3.848	773	65.75	67.11
900,000.01 - 1,000,000.00	68	65,799,914.15	14.51	967,645.80	3.823	769	63.64	64.25
1,000,000.01 - 1,100,000.00	13	13,835,003.19	3.05	1,064,231.01	3.845	757	64.18	64.18
1,100,000.01 - 1,200,000.00	11	12,698,115.14	2.80	1,154,374.10	3.839	774	66.76	66.76
1,200,000.01 - 1,300,000.00	8	9,990,290.16	2.20	1,248,786.27	3.734	774	63.17	63.17
1,300,000.01 - 1,400,000.00	4	5,407,719.04	1.19	1,351,929.76	3.877	750	69.74	69.74
1,400,000.01 - 1,500,000.00	12	17,537,345.37	3.87	1,461,445.45	3.731	761	64.09	65.13
1,600,000.01 - 1,700,000.00	1	1,606,629.62	0.35	1,606,629.62	3.875	780	65.14	65.14
1,700,000.01 - 1,800,000.00	2	3,529,580.19	0.78	1,764,790.10	3.752	784	70.00	70.00
2,000,000.01 - 2,500,000.00	2	4,742,979.08	1.05	2,371,489.54	3.858	791	48.80	48.80
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

The average stated principal balance of the mortgage loans at origination was approximately $762,333.88

Range of Gross Mortgage Gross Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
3.001 - 3.250	2	1,217,029.09	0.27	608,514.55	3.250	790	59.41	59.41
3.251 - 3.500	40	32,539,247.95	7.17	813,481.20	3.459	779	59.82	61.56
3.501 - 3.750	206	158,172,345.71	34.87	767,826.92	3.716	772	62.81	63.80
3.751 - 4.000	297	226,837,064.69	50.01	763,761.16	3.915	768	67.90	68.73
4.001 - 4.250	45	31,470,938.39	6.94	699,354.19	4.176	768	74.12	74.24
4.251 - 4.500	4	2,457,183.78	0.54	614,295.95	4.411	747	77.78	77.78
4.501 - 4.750	1	894,846.64	0.20	894,846.64	4.625	796	80.00	80.00
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

The weighted average gross mortgage rate of the mortgage loans as of the cut-off date was approximately 3.834%.

Seasoning (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
0	72	58,710,769.00	12.94	815,427.35	3.832	769	67.27	67.74
1 - 2	510	382,813,428.89	84.40	750,614.57	3.836	770	66.06	67.05
3 - 4	12	9,817,877.23	2.16	818,156.44	3.773	774	61.60	61.60
5 - 6	1	2,246,581.13	0.50	2,246,581.13	3.700	790	47.47	47.47
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

The weighted average seasoning of the mortgage loans as of the cut-off date was approximately 1 month.

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Range of Original Loan-to- Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
15.01- 20.00	1	700,000.00	0.15	700,000.00	3.625	761	16.45	16.45
20.01- 25.00	1	778,691.07	0.17	778,691.07	3.625	719	24.03	39.41
25.01- 30.00	5	3,922,329.22	0.86	784,465.84	3.699	782	27.38	29.93
30.01- 35.00	5	4,656,050.38	1.03	931,210.08	3.743	778	32.75	34.80
35.01- 40.00	12	8,932,240.00	1.97	744,353.33	3.797	760	37.11	43.98
40.01- 45.00	24	17,293,188.43	3.81	720,549.52	3.778	783	42.79	48.24
45.01- 50.00	16	16,135,456.47	3.56	1,008,466.03	3.810	772	48.42	49.30
50.01- 55.00	38	29,556,603.64	6.52	777,805.36	3.738	773	53.17	55.26
55.01- 60.00	75	59,782,193.87	13.18	797,095.92	3.742	771	58.02	58.79
60.01- 65.00	73	55,204,029.59	12.17	756,219.58	3.813	768	62.77	63.91
65.01- 70.00	71	58,715,380.28	12.94	826,977.19	3.838	768	68.38	68.69
70.01- 75.00	99	75,489,999.87	16.64	762,525.25	3.894	768	73.69	73.90
75.01- 80.00	175	122,422,493.43	26.99	699,557.11	3.895	772	79.43	79.43
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 66.03%.

Range of Combined Loan-to- Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
15.01- 20.00	1	700,000.00	0.15	700,000.00	3.625	761	16.45	16.45
25.01- 30.00	4	3,265,519.96	0.72	816,379.99	3.689	787	27.14	27.14
30.01- 35.00	4	3,991,353.03	0.88	997,838.26	3.742	777	32.73	32.73
35.01- 40.00	9	6,937,058.26	1.53	770,784.25	3.791	754	35.51	37.24
40.01- 45.00	15	10,895,205.38	2.40	726,347.03	3.743	782	41.73	42.65
45.01- 50.00	17	16,689,597.73	3.68	981,741.04	3.812	775	47.42	48.41
50.01- 55.00	37	28,120,226.19	6.20	760,006.11	3.746	775	52.25	53.14
55.01- 60.00	78	60,976,520.06	13.44	781,750.26	3.762	770	56.39	58.01
60.01- 65.00	69	53,348,431.29	11.76	773,165.67	3.792	769	62.33	63.02
65.01- 70.00	76	62,553,391.98	13.79	823,070.95	3.835	768	67.76	68.49
70.01- 75.00	103	78,647,480.38	17.34	763,567.77	3.881	768	72.32	73.71
75.01- 80.00	182	127,463,871.99	28.10	700,350.95	3.895	772	78.99	79.40
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

The weighted average combined loan-to-value ratio of the mortgage loans at origination was approximately 66.93%. The original combined loan-to-value was calculated using the full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the weighted average original combined loan-to-value ratio would have been approximately 66.81%.

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Range of Original Credit Scores	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
691-700	2	1,504,893.64	0.33	752,446.82	3.625	695	59.59	59.59
701-710	10	7,185,650.57	1.58	718,565.06	3.885	705	65.35	65.83
711-720	14	10,221,418.07	2.25	730,101.29	3.878	716	57.57	60.56
721-730	28	23,077,623.26	5.09	824,200.83	3.914	724	72.09	72.09
731-740	37	28,119,339.95	6.20	759,982.16	3.865	736	69.06	69.66
741-750	44	33,567,094.03	7.40	762,888.50	3.836	746	66.08	67.03
751-760	42	32,564,450.78	7.18	775,344.07	3.838	756	64.27	65.52
761-770	81	61,029,541.81	13.45	753,451.13	3.855	766	66.97	67.79
771-780	91	66,529,199.25	14.67	731,090.10	3.829	776	66.30	67.15
781-790	106	84,361,463.71	18.60	795,862.87	3.781	786	64.13	65.69
791-800	85	66,028,078.37	14.56	776,800.92	3.819	796	65.49	65.93
801-810	47	34,181,862.79	7.54	727,273.68	3.860	804	68.00	68.47
811-820	8	5,218,040.02	1.15	652,255.00	3.827	813	63.07	63.07
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

The weighted average credit score of the mortgage loans at origination was approximately 770.

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Two Years Income with Assets	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
1,000.01 - 6,000.00	1	599,116.08	0.13	599,116.08	3.875	795	69.76	69.76
6,000.01 - 10,000.00	13	7,763,852.78	1.71	597,219.44	3.815	779	65.78	66.33
10,000.01 - 20,000.00	261	177,015,743.50	39.03	678,221.24	3.836	772	66.73	67.81
20,000.01 - 30,000.00	155	117,074,942.65	25.81	755,322.21	3.835	771	66.79	67.46
30,000.01 - 40,000.00	74	62,867,749.49	13.86	849,564.18	3.835	771	65.65	66.52
40,000.01 - 50,000.00	50	45,155,055.83	9.96	903,101.12	3.813	761	65.14	66.26
50,000.01 - 60,000.00	17	15,855,226.93	3.50	932,660.41	3.804	762	63.12	64.44
60,000.01 - 70,000.00	6	6,541,868.42	1.44	1,090,311.40	3.837	767	56.08	56.08
70,000.01 - 80,000.00	2	1,891,046.61	0.42	945,523.31	3.853	772	76.83	76.83
80,000.01 - 90,000.00	5	5,942,059.14	1.31	1,188,411.83	3.845	756	65.28	66.48
90,000.01 - 100,000.00	4	3,637,752.47	0.80	909,438.12	3.908	782	70.25	70.25
100,000.01 - 200,000.00	5	7,326,135.85	1.62	1,465,227.17	3.893	787	62.71	62.71
300,000.01 - 400,000.00	1	953,529.61	0.21	953,529.61	3.625	791	26.52	26.52
400,000.01 - 500,000.00	1	964,576.89	0.21	964,576.89	3.875	745	58.54	58.54
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

The average monthly income of the mortgage borrower at origination was approximately $ 27,596.83

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
0.01 -5.00	2	1,918,106.50	0.42	959,053.25	3.751	768	42.62	42.62
5.01 -10.00	6	5,913,909.29	1.30	985,651.55	3.837	782	67.12	67.12
10.01 -15.00	26	20,876,088.11	4.60	802,926.47	3.790	762	62.06	63.12
15.01 -20.00	60	47,735,562.91	10.52	795,592.72	3.853	773	62.54	63.66
20.01 -25.00	79	59,801,677.22	13.18	756,983.26	3.822	769	65.14	66.15
25.01 -30.00	112	82,102,104.48	18.10	733,054.50	3.821	770	68.88	69.40
30.01 -35.00	105	78,490,409.67	17.30	747,527.71	3.832	773	66.10	66.82
35.01 -40.00	117	88,046,610.43	19.41	752,535.13	3.847	770	66.86	68.03
40.01 -45.00	76	60,178,710.76	13.27	791,825.14	3.855	767	66.83	67.95
45.01 -50.00	11	7,776,581.78	1.71	706,961.98	3.761	776	62.76	62.76
50.01 -55.00	1	748,895.10	0.17	748,895.10	3.875	805	75.00	75.00
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

The weighted average debt-to-income ratio of the mortgage loans at origination was approximately 29.90%.

Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
0.01 - 50,000.00	51	33,027,139.10	7.28	647,590.96	3.855	768	67.35	68.29
50,000.01 - 100,000.00	116	80,640,657.70	17.78	695,178.08	3.859	771	69.10	69.52
100,000.01 - 150,000.00	76	55,039,494.89	12.13	724,203.88	3.833	772	68.59	69.07
150,000.01 - 200,000.00	65	51,186,539.62	11.28	787,485.22	3.849	771	68.25	68.40
200,000.01 - 250,000.00	44	34,138,960.68	7.53	775,885.47	3.855	771	66.59	67.79
250,000.01 - 300,000.00	45	33,817,189.67	7.46	751,493.10	3.853	767	68.50	69.47
300,000.01 - 350,000.00	32	25,308,247.69	5.58	790,882.74	3.822	767	68.61	69.23
350,000.01 - 400,000.00	21	16,602,211.04	3.66	790,581.48	3.829	771	64.13	65.11
400,000.01 - 450,000.00	18	13,834,114.80	3.05	768,561.93	3.865	769	62.28	63.88
450,000.01 - 500,000.00	14	10,618,618.48	2.34	758,472.75	3.885	770	66.50	68.26
500,000.01 - 550,000.00	11	8,034,899.00	1.77	730,445.36	3.798	777	62.06	63.34
550,000.01 - 600,000.00	9	9,108,825.90	2.01	1,012,091.77	3.814	768	59.64	61.13
600,000.01 - 650,000.00	9	7,956,806.49	1.75	884,089.61	3.737	772	63.14	64.04
650,000.01 - 700,000.00	6	5,387,578.65	1.19	897,929.78	3.878	770	54.82	59.59
700,000.01 - 750,000.00	3	2,386,948.97	0.53	795,649.66	3.692	762	47.41	52.43
750,000.01 - 800,000.00	7	6,343,765.75	1.40	906,252.25	3.720	774	62.65	64.83
800,000.01 - 850,000.00	7	5,150,075.50	1.14	735,725.07	3.755	780	54.47	59.42
850,000.01 - 900,000.00	2	2,803,140.69	0.62	1,401,570.35	3.577	799	59.66	59.66
900,000.01 - 950,000.00	2	2,084,554.44	0.46	1,042,277.22	3.511	750	56.06	56.06
950,000.01 - 1,000,000.00	2	1,971,831.51	0.43	985,915.76	3.771	776	61.65	61.65
1,000,000.01 - 3,000,000.00	45	39,215,180.35	8.65	871,448.45	3.812	770	61.53	62.61
3,000,000.01 - 5,000,000.00	7	5,784,554.45	1.28	826,364.92	3.714	767	50.76	52.40
5,000,000.01 - 7,000,000.00	1	880,700.64	0.19	880,700.64	3.875	778	40.92	40.92
7,000,000.01 - 9,000,000.00	2	2,266,620.24	0.50	1,133,310.12	3.816	777	65.24	65.24
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

The average verified assets of the mortgage borrowers at origination was approximately $ 406,029.93

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Self Employed Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Not Self-Employed	449	334,339,498.83	73.71	744,631.40	3.827	772	67.03	67.83
Self-Employed	146	119,249,157.42	26.29	816,775.05	3.853	766	63.22	64.40
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
None	592	449,925,825.12	99.19	760,009.84	3.834	770	66.14	67.04
120	2	1,416,250.00	0.31	708,125.00	3.794	763	60.62	60.62
131	1	2,246,581.13	0.50	2,246,581.13	3.700	790	47.47	47.47
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Owner-Occupied	572	436,529,824.68	96.24	763,164.03	3.830	771	66.10	67.03
Second Home	21	16,134,408.54	3.56	768,305.17	3.926	765	64.69	64.69
Investment Property	2	924,423.03	0.20	462,211.52	4.000	802	55.00	55.00
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Rate Term Refinance	361	274,991,885.42	60.63	761,750.38	3.841	770	63.81	65.19
Purchase	188	144,031,573.64	31.75	766,125.39	3.827	771	72.95	72.95
Cash-Out Refinance	46	34,565,197.19	7.62	751,417.33	3.800	768	54.88	55.67
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Single Family Detached	402	311,563,980.02	68.69	775,034.78	3.825	771	65.41	66.29
Planned Unit Development	155	114,673,228.88	25.28	739,827.28	3.872	769	68.53	69.34
Condominium	15	9,837,408.13	2.17	655,827.21	3.839	777	69.69	69.69
Single Family Attached	10	7,624,368.21	1.68	762,436.82	3.814	759	67.51	69.08
Two-Four Family	9	7,080,467.20	1.56	786,718.58	3.721	770	53.63	56.32
Cooperative Unit	3	2,144,203.81	0.47	714,734.60	3.553	762	43.19	48.00
Townhouse	1	665,000.00	0.15	665,000.00	3.625	741	57.82	57.82
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

State	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
California	240	189,667,365.71	41.81	790,280.69	3.841	773	63.76	64.97
Texas	60	44,460,460.14	9.80	741,007.67	3.818	771	67.94	68.25
Massachusetts	32	24,789,656.15	5.47	774,676.75	3.823	766	66.07	67.03
Illinois	31	23,103,335.53	5.09	745,268.89	3.865	763	69.98	70.25
Virginia	26	22,899,645.68	5.05	880,755.60	3.746	771	67.75	68.04
Washington	30	21,529,557.19	4.75	717,651.91	3.835	773	69.28	70.09
Colorado	20	15,423,142.56	3.40	771,157.13	3.880	772	66.97	68.63
New York	17	12,902,458.27	2.84	758,968.13	3.747	771	64.00	64.80
Florida	17	11,517,248.80	2.54	677,485.22	3.884	764	68.63	69.14
Arizona	14	8,544,769.24	1.88	610,340.66	3.948	774	71.77	71.77
Maryland	12	8,459,950.59	1.87	704,995.88	3.762	778	66.33	68.11
Georgia	11	8,078,033.16	1.78	734,366.65	3.820	766	75.16	75.16
Connecticut	8	6,601,827.76	1.46	825,228.47	3.837	776	58.20	61.66
New Jersey	8	6,104,508.41	1.35	763,063.55	3.838	774	62.94	64.58
Missouri	7	5,387,129.64	1.19	769,589.95	3.794	766	73.15	73.15
District of Columbia	6	5,084,169.77	1.12	847,361.63	3.743	768	67.90	69.28
Nevada	7	4,920,871.01	1.08	702,981.57	4.030	763	69.85	69.85
North Carolina	7	4,771,413.08	1.05	681,630.44	3.839	754	61.62	63.13
Oregon	6	4,371,279.54	0.96	728,546.59	3.811	766	63.71	63.71
Utah	6	3,536,336.26	0.78	589,389.38	3.806	760	71.22	71.22
Minnesota	4	3,065,115.89	0.68	766,278.97	3.580	776	66.62	66.62
South Carolina	5	2,831,818.68	0.62	566,363.74	3.875	784	66.05	66.05
Michigan	4	2,578,454.86	0.57	644,613.72	3.964	746	74.33	74.33
Idaho	2	2,396,475.71	0.53	1,198,237.86	3.896	758	62.26	62.26
Pennsylvania	2	1,849,688.85	0.41	924,844.43	3.873	720	60.09	60.09
Ohio	2	1,790,670.56	0.39	895,335.28	3.819	762	65.42	65.42
Tennessee	3	1,730,152.67	0.38	576,717.56	3.836	765	74.17	74.17
Indiana	2	1,096,419.80	0.24	548,209.90	4.008	765	67.25	70.60
New Hampshire	2	1,075,196.73	0.24	537,598.37	3.994	776	75.12	75.12
Alabama	1	998,526.80	0.22	998,526.80	3.875	768	67.79	67.79
Kentucky	1	718,962.60	0.16	718,962.60	4.000	760	75.00	75.00
Delaware	1	656,010.46	0.14	656,010.46	3.750	781	41.06	41.06
Maine	1	648,004.15	0.14	648,004.15	3.650	751	65.00	65.00
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

City	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
SAN FRANCISCO ,CA	21	17,449,263.84	3.85	830,917.33	3.798	772	63.35	65.14
DALLAS ,TX	22	15,504,677.38	3.42	704,758.06	3.817	769	68.55	69.22
SEATTLE ,WA	16	11,880,312.52	2.62	742,519.53	3.833	777	71.24	71.24
HOUSTON ,TX	13	10,366,369.30	2.29	797,413.02	3.799	769	65.22	65.22
LOS ANGELES ,CA	12	9,631,437.42	2.12	802,619.79	3.778	778	61.55	61.55
SAN JOSE ,CA	12	8,081,879.84	1.78	673,489.99	3.810	774	67.59	67.99
SAN DIEGO ,CA	10	6,632,984.00	1.46	663,298.40	3.899	781	67.91	68.24
ARLINGTON ,VA	7	5,992,169.73	1.32	856,024.25	3.843	766	65.48	66.60
LOS GATOS ,CA	6	5,661,153.31	1.25	943,525.55	3.823	759	65.96	65.96
AUSTIN ,TX	7	5,367,544.09	1.18	766,792.01	3.793	767	71.42	71.42
Other	469	357,020,864.82	78.71	761,238.52	3.838	770	65.88	66.87
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
360	587	448,070,757.64	98.78	763,323.27	3.838	770	66.09	66.95
240	8	5,517,898.61	1.22	689,737.33	3.469	780	61.53	65.33
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

The weighted average original term to maturity of the mortgage loans was approximately 359 months.

Range of Remaining Terms to Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
301-360	587	448,070,757.64	98.78	763,323.27	3.838	770	66.09	66.95
236-240	8	5,517,898.61	1.22	689,737.33	3.469	780	61.53	65.33
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

The weighted average remaining term to maturity of the mortgage loans as of the cut-off date was approximately 358 months.

Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
None	582	441,924,896.36	97.43	759,321.13	3.840	770	66.23	67.11
60	13	11,663,759.89	2.57	897,212.30	3.595	774	58.31	60.11
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Originator	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Cole Taylor Bank	44	35,418,130.25	7.81	804,957.51	3.853	778	64.79	66.33
Prime Lending	45	30,461,312.40	6.72	676,918.05	3.831	767	70.41	71.03
George Mason Mortgage, LLC	32	26,357,081.70	5.81	823,658.80	3.720	771	69.11	69.28
WJ Bradley Mortgage Capital LLC	33	24,853,495.89	5.48	753,136.24	3.871	762	63.39	65.37
Other	441	336,498,636.01	74.19	763,035.46	3.838	770	65.72	66.55
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Channel	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Retail	453	345,889,483.53	76.26	763,552.94	3.812	769	66.36	67.25
Broker	113	86,323,249.43	19.03	763,922.56	3.875	775	64.61	65.64
Correspondent	29	21,375,923.29	4.71	737,100.80	4.007	770	66.48	66.91
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Servicer	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Cenlar	573	435,715,646.68	96.06	760,411.25	3.842	770	66.40	67.28
First Republic Bank	14	12,101,356.59	2.67	864,382.61	3.610	775	58.19	59.93
PHH Mortgage Corporation	8	5,771,652.98	1.27	721,456.62	3.694	775	54.75	54.75
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Lien Position	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
First Lien	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
None	548	418,141,029.09	92.19	763,031.07	3.838	770	67.12	67.12
Had Second Lien at Origination	47	35,447,627.16	7.81	754,204.83	3.778	770	53.23	64.69
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Mortgage Insurer Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
No Mortgage Insurance	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Origination Date	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
November 2012	1	2,246,581.13	0.50	2,246,581.13	3.700	790	47.47	47.47
December 2012	4	2,984,924.87	0.66	746,231.22	3.801	778	52.90	52.90
January 2013	9	7,454,343.44	1.64	828,260.38	3.738	774	65.21	65.21
February 2013	54	40,972,290.77	9.03	758,746.13	3.780	772	65.76	67.52
March 2013	462	347,101,588.39	76.52	751,302.14	3.841	770	65.89	66.78
April 2013	65	52,828,927.65	11.65	812,752.73	3.848	768	68.78	69.30
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Maturity Date	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
March 2033	6	3,930,015.35	0.87	655,002.56	3.519	789	61.27	63.09
April 2033	1	885,843.26	0.20	885,843.26	3.300	760	55.81	71.43
May 2033	1	702,040.00	0.15	702,040.00	3.400	755	70.20	70.20
December 2042	1	2,246,581.13	0.50	2,246,581.13	3.700	790	47.47	47.47
January 2043	3	2,282,267.87	0.50	760,755.96	3.894	778	50.69	50.69
February 2043	9	7,535,609.36	1.66	837,289.93	3.736	773	64.90	64.90
March 2043	49	38,073,822.00	8.39	777,016.78	3.802	772	66.29	67.63
April 2043	454	339,923,748.28	74.94	748,730.72	3.845	770	66.12	67.02
May 2043	71	58,008,729.00	12.79	817,024.35	3.838	769	67.24	67.71
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Delinquency Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Current	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates, Series 2013-7

PRELIMINARY TERM SHEET

Historical Delinquency (Since Origination)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Never Delinquent	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93
Total	595	453,588,656.25	100.00	762,333.88	3.834	770	66.03	66.93

- 29 -